Exhibit 99.1
PRESS RELEASE

CONTACTS:	Patty Eisenhaur
Watson Pharmaceuticals, Inc.
951-493-5611
patty.eisenhaur@watson.c
Watson CFO Mark W. Durand to Take Leave of Absence
MORRISTOWN, N.J., July 27 /PRNewswire-FirstCall/ — Watson Pharmaceuticals, Inc. (NYSE: WPI), a leader in generic and specialty branded pharmaceuticals, announced that effective today Mark W. Durand, Senior Vice President and Chief Financial Officer, has taken a leave of absence from the Company for health reasons. Paul Bisaro, President and Chief Executive Officer of Watson, announced that R. Todd Joyce, Vice President, Corporate Controller and Treasurer, will serve as Acting Principal Financial Officer, effective immediately.
About Watson Pharmaceuticals, Inc.
Watson Pharmaceuticals, Inc., (NYSE: WPI) is a global leader in the development and distribution of pharmaceuticals with a broad portfolio of generic products and a specialized portfolio of branded pharmaceuticals focused on Urology, Gynecology and Nephrology (Medical).
For press releases and other company information, visit the Watson website at http://www.watson.com.
Forward-Looking Statement
Any statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Watson’s current perspective of existing trends and information as of the date of this release. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements. Actual results may differ materially from Watson’s current expectations depending upon a number of factors affecting Watson’s business. These factors include, among others, the risks and uncertainties detailed in Watson’s periodic public filings with the Securities and Exchange Commission, including but not limited to Watson’s Annual Report on Form 10-K for the year ended December 31, 2008.
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